                                                                      Exhibit 12


Imperial Credit Industries, Inc. and Subsidiaries
Earnings to Fixed Charges
        (Dollars in Thousands)


                                                        Earnings to Fixed Charges (Before Interest Expense on Deposits)

                                                       Quarter
                                                        Ended                               Year ended December 31,
                                                    March 31, 2002      2001           2000          1999         1998         1997
                                                   ---------------  -----------    -----------   ----------    ----------   --------
Earnings:
Income (Loss) from continuing
operations
   before income taxes,
   minority interest
   and extraordinary item                          $  (31,333)     $  (116,703)  $ (158,161)   $  (7,550)   $ (104,653)  $ 200,043
Less: Undistributed earnings (loss) of less
   than 50% owned affiliates                               --             (912)        (479)          53       (15,974)    (22,819)
Add: Fixed Charges (B)                                  4,716           26,406       34,249       36,911        37,992      48,639
                                                   ----------      -----------   ----------    ---------    ----------   ---------
Total earnings (A)                                 $  (26,617)     $   (91,209)  $ (124,391)   $  29,414    $  (82,635)  $ 225,863
                                                   ==========      ===========   ==========    =========    ==========   =========

Fixed Charges:
Total interest expense                             $   16,602      $   112,621   $  140,213    $ 121,607    $  123,106   $ 118,213
Less: Interest expense on deposits                    (12,197)         (87,626)    (107,779)     (86,582)      (87,030)    (71,014)
Interest portion of occupancy expense                     311            1,411        1,815        1,886         1,916       1,440
                                                   ----------      -----------   ----------    ---------    ----------   ---------
Fixed Charges (B)                                  $    4,716      $    26,406   $   34,249    $  36,911    $   37,992   $  48,639
                                                   ==========      ===========   ==========    =========    ==========   =========
                                                   ----------      -----------   ----------    ---------    ----------   ---------

Ratio of earnings to fixed charges
(before interest expense on deposits)
   (A)/(B)                                              (5.64)           (3.45)       (3.63)        0.80         (2.18)       4.64
                                                   ==========      ===========   ==========    =========    ==========   =========



                                                       Earnings to Fixed Charges (After Interest Expense on Deposits)

                                                       Quarter
                                                        Ended                               Year ended December 31,
                                                    March 31, 2002      2001           2000          1999         1998         1997
                                                   ---------------  -----------    -----------   ----------    ----------   --------

Earnings:

Income (Loss) from continuing operations
   before income taxes, minority
   interest
   and extraordinary item                          $  (31,333)     $  (116,703)  $ (158,161)   $  (7,550)   $ (104,653)  $ 200,043
Less: Undistributed earnings (loss) of less
   than 50% owned affiliates                              -               (912)        (479)          53       (15,974)    (22,819)
Add: Fixed Charges (B)                                 16,913          114,032      142,028      123,493       125,022     119,653
                                                   ----------      -----------   ----------    ---------    ----------   ---------
Total earnings (A)                                 $  (14,420)     $    (3,583)  $  (16,612)   $ 115,996    $    4,395   $ 296,877
                                                   ==========      ===========   ==========    =========    ==========   =========
Fixed Charges:

Total interest expense                             $   16,602      $   112,621   $  140,213    $ 121,607    $  123,106   $ 118,213
Interest portion of occupancy expense                     311            1,411        1,815        1,886         1,916       1,440
                                                   ----------      -----------   ----------    ---------    ----------   ---------
Fixed Charges (B)                                  $   16,913      $   114,032   $  142,028    $ 123,493    $  125,022   $ 119,653
                                                   ==========      ===========   ==========    =========    ==========   =========
                                                   ----------      -----------   ----------    ---------    ----------   ---------
Ratio of earnings to fixed charges
(after interest expense on deposits)

   (A)/(B)                                              (0.85)           (0.03)       (0.12)        0.94          0.04        2.48
                                                   ==========      ===========   ==========    =========    ==========   =========

Note:

For the purpose of calculating the earnings to fixed charges ratio (after interest expense on deposits) ratio: (i) total earnings have been calculated by adding fixed charges to income (loss) from continuing operations before income taxes, minority interest and extraordinary item, and by deducting therefrom the Company's share of the undistributed earnings (loss) in less-than-fifty-percent-owned affiliates; and (ii) fixed charges comprise total interest and the portion of rentals representative of the interest factor estimated to be 1/3 of occupancy expense.

For the three months ended March 31, 2002, and for each of the years ended December 31, 2001, 2000, 1999 and 1998, for purposes of calculating the ratio of earnings to fixed charges, the Company had deficits of $31,333,000, $117,615,000 $158,640,000, $7,497,000 and $120,627,000, respectively.